Exhibit 10.5

DocuSign, Inc.

Performance Stock Unit Grant Notice
(2018 Equity Incentive Plan)

DocuSign, Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), hereby awards to Participant the number of performance-vested Restricted Stock Units (the “PSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions of this Performance Stock Unit Grant Notice, the Performance Goals and Vesting Criteria set forth on Attachment I to this Grant Notice (the “Vesting Appendix”), and the PSU Terms and Conditions (collectively, including all attachments and exhibits, the “Award Agreement”) and the Plan.
Participant:    [___________]
Date of Grant:    [_________] [____], 20[___]
Vesting Commencement Date:     [_________] [____], 20[___]
Target Number of PSUs Subject to Award
(“Target PSUs”):    [___________]
Maximum Number of PSUs Subject to Award
(“Maximum PSUs”):    [___________]

Vesting Schedule:     As provided in the Vesting Appendix.

Issuance Schedule:    As provided in the Vesting Appendix.

Expiration Date:    This Award expires on the earlier to occur of: (a) the date on which this Award is settled in full, (b) the date when it has been determined that the performance metrics have not been achieved and (c) the [______] (______) anniversary of the Date of Grant. This Award expires earlier if Participant’s Continuous Service terminates earlier, as described in the Vesting Appendix and the Award Agreement.

Additional Terms/Acknowledgements:

By electronically accepting this Award, Participant acknowledges and agrees that:

•Copies of this Award Agreement, the Plan, and the prospectus for the Plan are available on the Company’s internal or hosted web site, and may be viewed and printed by Participant.
•Participant is familiar the terms and conditions of the Plan and this Award Agreement (including all attachments and exhibits) and has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and accepting the Award.
•With respect to the Award, the terms of the Award as set forth in this Award Agreement supersede any individually negotiated agreement Participant has with Company or an Affiliate and any generally applicable severance or change-in-control plan, policy, or practice, whether written or unwritten, of the Company or an Affiliate that would otherwise apply to the Award (“Separate Agreement”). As a condition to accepting this Award, Participant acknowledges that this Award is not subject to the terms of any Separate Agreement and is governed solely by this Award Agreement and the Plan.
•This Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Common Stock pursuant to the Award and supersede all other oral and written agreements on that subject (including the terms of any Separate Agreement).
•All decisions or interpretations of the Board, a Committee (as defined under the Plan) or the Stock Plan Administrator upon any questions arising under the Plan or this Award are binding, conclusive and final on Participant.

By electronically accepting this Award, Participant consents to receive all documents related to the Plan and the Award by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

If Participant has not actively rejected the Award within 90 days of the date the Company electronically delivers notice of the Award to Participant for acceptance, then Participant is deemed to have accepted the Award.

DocuSign, Inc.

By:
    Signature
Title:
Date:
Attachments:
Attachment I:    Performance Goals and Vesting Criteria
Attachment II:    PSU Terms and Conditions

Delivered Electronically: 2018 Equity Incentive Plan – Plan Prospectus

Attachment I
Performance Goals and Vesting Criteria

[To be provided.]

Attachment II

PSU Terms and Conditions

DocuSign, Inc. (the “Company”) has awarded you the number of performance-vested Restricted Stock Units indicated in the Grant Notice (the “Award”) pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”) and the Vesting Appendix. The Grant Notice, the Vesting Appendix and these PSU Terms and Conditions (including all attachments and exhibits) are collectively referred to as the “Award Agreement”. Capitalized terms not explicitly defined in this Award Agreement will have the same meanings given to them in the Plan. In the event of any conflict between the terms and conditions in this Award Agreement and the Plan, the Plan will control.
The terms of your Award, in addition to those set forth in the Grant Notice, the Vesting Appendix and the Plan, are as follows:
1.Grant of the Award. This Award represents the right to be issued on a future date one (1) share of Common Stock for each PSU that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Vesting Appendix. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company, or a third party designated by the Company, for your benefit (the “Account”) the number of PSUs/shares of Common Stock subject to the Award. Except as otherwise provided herein, you will not be required to make any payment to the Company or an Affiliate (other than services to the Company or an Affiliate) with respect to your receipt of the Award, the vesting of the PSUs or the delivery of the underlying Common Stock to be issued in respect of the Award.
2.Vesting. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting terms and condition set forth in the Vesting Appendix. PSUs/shares of Common Stock credited to the Account that do not vest pursuant to the Vesting Appendix will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Common Stock.
3.Number of Shares. The number of PSUs/shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional PSUs, shares, cash or other property that become subject to the Award pursuant to this Section 3, if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other PSUs and shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.
4.Compliance. You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the PSUs are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, including any U.S. and non-U.S. state, federal and local laws, and you will not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your PSUs as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested PSUs. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Award Agreement. In the absence of such a designation, your legal representative will be entitled to receive, on behalf of your estate, such Common Stock or other consideration.

(a)Death. Your Award is transferable by will and by the laws of descent and distribution. At your death, vesting of your Award will be treated as set forth in the Vesting Appendix (and shall cease, if not so addressed thereunder) and your executor or administrator of your estate will be entitled to receive, on behalf of your estate, any Common Stock or other consideration that vested but was not issued before your death.
(b)Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration hereunder, pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company’s General Counsel prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement.
6.Date of Issuance.
(a)The issuance of shares in respect of the PSUs is intended to be exempt from or comply with the requirements of Section 409A of the Code and will be construed and administered in such a manner. Subject to the satisfaction of any withholding obligation for Tax-Related Items (as defined in Section 9 below), in the event one or more PSUs vests, the Company will issue to you one (1) share of Common Stock for each PSU that vests on the applicable vesting date(s) provided in the Vesting Appendix (subject to any adjustment under Section 3 above, and subject to any different provisions in the Vesting Appendix). The issuance date determined by this paragraph is referred to as the “Original Issuance Date”.
(b)If the Original Issuance Date falls on a date that is not a business day, delivery will instead occur on the next following business day. In addition, if:
(i)the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Plan”)), and
(ii)either (1) withholding obligations for Tax-Related Items (as defined in Section 9 below) do not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the withholding obligation for Tax-Related Items (as defined in Section 9 below) by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 9 below (including but not limited to a commitment under a 10b5-1 Plan) and (C) not to permit you to pay the Tax-Related Items in cash or from other compensation otherwise payable to you by the Company (as defined in Section 9 below), then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c)The form of delivery of the shares of Common Stock in respect of your Award (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.
7.Dividends. You will receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
8.Restrictive Legends. The shares of Common Stock issued under your Award will be endorsed with appropriate legends as determined by the Company.
9.Responsibility for Taxes.
(a)You acknowledge that, regardless of any action the Company or, if different, your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. You further acknowledge that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your PSUs, including, but not limited to, the grant of the PSUs, the vesting and settlement of the PSUs, the delivery or sale of any shares of Common Stock and the issuance of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of your Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. You acknowledge and agree that you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates for Tax-Related Items arising from your Award. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactorily to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by: (i) withholding from your wages or any other cash compensation otherwise payable to you by the Company and/or Employer; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) (pursuant to this authorization and without further consent) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your PSUs to satisfy the Tax-Related Items and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax-Related Items directly to the Company and its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to you pursuant to Section 6) equal to the amount of such Tax-Related Items; provided, however that if you are an Officer, then the Company will withhold a number of shares of Common Stock upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is not feasible under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i)-(iii) above. Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in a number of shares of Common Stock, for tax purposes, you will be deemed to have been issued the full number of shares of Common Stock subject to the vested PSUs, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items. However, the Company does not guarantee that you will be able to satisfy the Tax-Related Items through any of the methods described in the preceding provisions and in all circumstances you remain responsible for timely and fully satisfying the Tax-Related Items.
(c)Unless the Tax-Related Items of the Company and any Affiliate are satisfied, the Company will have no obligation to deliver to you any Common Stock or other consideration pursuant to this Award.
(d)In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
10.Award not a Service Contract. Your Continuous Service with the Company, the Employer or any other Affiliate is not for any specified term and may be terminated by you or by the Company, the Employer or any other Affiliate at any time, for any reason, with or without cause and with or without notice.
11.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
12.Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Award Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Award Agreement until such shares are issued to you pursuant to Section 6 of these PSU Terms and Conditions. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
13.Notices. Any notice or request required or permitted hereunder will be given in writing to each of the other parties hereto and will be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed to the Company at its primary executive offices, attention: Stock Plan Administrator, and addressed to you at your address as on file with the Company at the time notice is given.
14.Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The U.S. Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
15.Other Documents. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

16.Severability. If all or any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Award Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
17.Governing Law/Venue. The interpretation, performance and enforcement of this Award Agreement will be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules. For purposes of any action, lawsuit or other proceedings brought to enforce this Award Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts within San Francisco County, State of California, or the federal courts for the United States for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
18.Successors and Assigns. The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns. All obligations of the Company under the Plan and this Award Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and assets of the Company.
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These PSU Terms and Conditions will be deemed to be accepted by you upon the signing by you or otherwise by your acceptance of the Grant Notice to which it is attached.